Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF
TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report of Navistar Financial Corporation (“NFC"), subsidiary of Navistar, Inc., on Form 10-Q for the period ended January 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David J. Johanneson, Principal Executive Officer  I, William V. McMenamin, Principal Financial Officer, I, David L. Derfelt, Principal Accounting Officer of NFC, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NFC.

Date: March 11, 2009	/s/	DAVID J. JOHANNESON
David J. Johanneson
Principal Executive Officer

Date: March 11, 2009	/s/	WILLIAM V. MCMENAMIN
William V. McMenamin
Principal Financial Officer

Date: March 11, 2009	/s/	DAVID L. DERFELT
David L. Derfelt
Principal Accounting Officer

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by NFC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  This certification shall also not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that NFC specifically incorporates it by reference.

E-9